UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
February 10, 2020

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $0.01 PAR VALUE	PLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 10, 2020, the Board of Directors (“Board”) of Plantronics, Inc. (the “Company”) approved an amendment dated as of February 10, 2020 (the “Amendment”) to the Stockholder Agreement entered into by and between the Company and Triangle Private Holdings II, LLC (“Siris”) dated as of July 2, 2018 (the “Stockholder Agreement”). The Amendment provides that Siris and its affiliates may purchase additional shares of the Company’s common stock in open market transactions, including broker transactions or block trades, so long as immediately following any such purchase, Siris’ percentage ownership interest in the Company does not exceed 19.99%. In addition, any shares so purchased will be deemed “Shares” under the Agreement and Siris may request that the Company register such shares. The Amendment also provides that any such shares purchased shall be subject to the Lock-Up Restriction until the two (2) year anniversary of the date of the Stockholder Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Amendment dated as of February 10, 2020 to the Stockholder Agreement dated as of July 2, 2018 by and between Plantronics, Inc. and Triangle Private Holdings II, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 11, 2020	PLANTRONICS, INC.

		By:	/s/ Mary Huser
		Name:	Mary Huser
		Title:	Executive Vice President and Chief Legal and Compliance Officer